                                  EXHIBIT 23.2

                        CONSENT OF DUNN SWAN & CUNNINGHAM

         Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name under the headings "Management--Executive Officers and Directors" and "Legal Matters" in the Prospectus constituting a part of this Amendment No. 3 to the Registration Statement.


                                                      /S/DUNN SWAN & CUNNINGHAM
                                                      A Professional Corporation

Oklahoma City, Oklahoma,
 January 17, 2000